                                   EXHIBIT 21





                                  BESTWAY, INC.
                                  Subsidiaries
                                  July 31, 1998



                   Subsidiary                         State of Incorporation
                   ----------                         ----------------------

           Bestway Rental, Inc.                               Tennessee
           U.S. Credit-Service Corporation                    Missouri
           Westdale Data Service, Inc.                        Texas